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                                                                   EXHIBIT 10.25
                                                                   -------------

________________________________________

In the Matter of the Arbitration

         Between                             No. 70-160-0039698

PETER G. DORFLINGER

         - and -

PHYSICIANS RESOURCE GROUP, INC.
________________________________________


                      COMPROMISE AND SETTLEMENT AGREEMENT
                      -----------------------------------

     This Compromise and Settlement Agreement (the "Agreement") is entered into by and between Movant Peter G. Dorflinger ("Dorflinger") and Respondent Physicians Resource Group, Inc. ("PRG"). Dorflinger and PRG are sometimes collectively referred to herein as the "Parties".

     WHEREAS, on or about November 24,1998, Dorflinger filed a demand for arbitration with the American Arbitration Association under case no. 70-160-0039698 (the "Arbitration"), seeking monetary damages alleged to be due and owing to him pursuant to the Parties' written January 24, 1998 Employment Agreement (the "Employment Agreement"); and

     WHEREAS, Dorflinger and PRG deny the respective allegations made in the Arbitration by the other concerning the Employment Agreement and otherwise; and

     WHEREAS, the Parties desire to buy peace and to compromise and settle all remaining past, present and future claims by and between them which were or could have been brought in any forum or jurisdiction including in the Arbitration related to the Employment Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants of the Parties and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is

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agreed by and between the Parties as follows:

     1.   Basis. The foregoing recitals are true and correct and constitute the
          -----
basis for this Agreement.

     2.   Payment. PRG agrees to pay Dorflinger the total sum of FOUR HUNDRED
          -------
TWENTY FIVE THOUSAND ($425,000.00) DOLLARS on the following terms:

     a) An initial payment of $200,000.00 shall be paid on or before April 30, 1999, unless the date of execution of this Agreement by Dorflinger is after April 22, 1999, in which case payment shall be made on the eighth (8th") day after its execution;

     b)   Thereafter, the principal balance of $225,000.00 shall be paid in nine
          (9) equal and consecutive monthly installments as follows:

                    Amount                   Due Date
                    ------                   --------

               1.   $25,000.00               May 15,1999
               2.   $25,000.00               June 15, 1999
               3.   $25,000.00               July 15, 1999
               4.   $25,000.00               August 15, 1999
               5.   $25,000.00               September 15, 1999
               6.   $25,000.00               October 15, 1999
               7.   $25,000.00               November 15, 1999
               8.   $25,000.00               December 15, 1999
               9.   $25,000.00               January 15, 2000

     c) All installments not paid when due shall bear interest at the rate of eighteen (18%) per annum from the respective due date until paid.

     d) All payments shall be made payable to Dorflinger and shall be remitted to the following address or any subsequent address of which Dorflinger notifies PRG in writing:


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                             Peter G. Dorflinger
                             One Carolane Trail
                             Houston, Texas 77024

     e) All installments under this Agreement shall be immediately due and payable upon (i) the failure of PRG to pay an installment when due and the failure of PRG to cure such nonpayment within three (3) days of its receipt or five (5) days after transmittal of written notice from Dorflinger of such nonpayment or (ii) the closing of the sale of substantially all of the assets of PRG's surgery centers to AmSurg, Inc. or other strategic partners.

     3.   Release. Upon the terms, and subject to the conditions of this
          -------
Agreement, Dorflinger and PRG, for themselves and their respective current and former agents, employees, legal representatives, heirs, successors, assigns, directors, officers, attorneys and all persons, natural or corporate, in privity with them, expressly RELEASE, ACQUIT and forever DISCHARGE each other and their respective current and former agents, employees, legal representatives, heirs, predecessors, successors, assigns, directors, officers, attorneys and all persons, natural or corporate, in privity with each, from any and all claims, demands, responsibilities, obligations, liabilities and causes of action of whatsoever nature, whether statutory (including, without limitation, the Age Discrimination in Employment Act), in tort, or otherwise, whether known or unknown, fixed or contingent, which either were brought or could have been brought in the Arbitration or in any other forum or jurisdiction. Nothing in this Agreement is intended to or shall release the Parties' obligations under this Agreement.

     4.   Employee Acknowledgments. Dorflinger acknowledges and agrees as
          ------------------------
follows:

     a. He has been given a period of at least twenty-one (2 1) days within which to consider

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          this Agreement;

     b. He would not be entitled to receive the settlement payment being offered to him but for his executing this Agreement to compromise and settle the disputes between the Parties;

     c. He has been advised of his right to consult with an attorney regarding this Agreement, and has done so; and

     d. He may revoke this Agreement at any time within seven (7) days after the date he signs it by providing written notice of revocation to Phillip R. Jones no later than the seventh day after signing it.

     5.   No Admission of Liability. The Parties understand, acknowledge and
          -------------------------
agree that this Agreement constitutes a compromise of disputed claims and is not to be construed as an admission of liability on the part of either party.

     6.   Representation of Ownership of Claims. Each of the Parties represents
          -------------------------------------
and warrants, which representations and warranties are, in part, consideration for the execution of this Agreement, the following:

          (i) such party owns all and each of the claims, rights, demands and causes of action which such party is hereby releasing;

          (ii) such party has not assigned to any other person or entity all or any part of the party's claims, rights, demands or causes of action; and

          (iii)  such party has the authority to execute this Agreement.

     7.   Agreement to Execute Necessary Documents. The Parties further agree,
          ----------------------------------------
upon demand, to execute, acknowledge and deliver any and all documents and to do such other acts and things which are reasonably necessary to accomplish the purposes of this Agreement.

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     8.   Amendments. This Agreement may be amended only by an instrument in
          ----------
writing, executed by the Parties, and may be supplemented only by documents delivered in accordance with the express terms hereof.

     9.   Notices. All notices to the Parties shall be deemed to have been duly
          -------
given if delivered personally, or mailed, postage prepaid, registered or certified to the following addresses, or at such other addresses as the Parties may designate in writing from time to time in the future:

                    If to Dorflinger:   Peter G. Dorflinger
                                        c/o Robert J. Ffrench, Esq.
                                        Law Offices of Robert J. Ffrench
                                        952 Echo Lane, Suite 180
                                        Houston, Texas 77024

                    If to PRG:          Physicians Resource Group, Inc.
                                        14800 Landmark Drive
                                        Dallas, Texas 75240-7565

                    With copy to:       Phillip R. Jones, Esq.
                                        Jackson Walker, L.L.P.
                                        901 Main Street, Suite 6000
                                        Dallas, Texas 75202

     10.  Entire Agreement. The Parties acknowledge that they have carefully
          ----------------
read this Agreement, that this Agreement expresses the entire agreement between them concerning resolution of the Arbitration, as well as all other current or potential claims and that each party has executed this Agreement freely and of its and his own accord. The Parties acknowledge and agree that there are no verbal or oral agreements between them relating to the settlement covered by this Agreement. The terms hereof are contractual and not mere recitals.

     11.  Time of the Essence. Time is of the essence to the performance of the
          -------------------
terms of this Agreement.

     12.  Joint Preparation. This Agreement has been prepared by the joint
          -----------------
efforts of the

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Parties and their counsel and is intended to be interpreted fairly and simply and not strictly for or against either party. Each party acknowledges that it has been provided with an opportunity to consult with legal counsel or any other advisors, that it deems appropriate to the extent desired by such party.

     13.  Governing Law. This Agreement shall be construed and enforced in
          -------------
accordance with the laws of the State of Texas.

     14.  Venue. Venue for the resolution of any dispute arising from this
          -----
Agreement shall be in any court of competent jurisdiction in Harris County, Texas.

     15.  Severability. If any provision of the Agreement is or may be held by
          ------------
a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless survive and continue in full force and effect without being impaired or invalidated in any way.

     16.  Multiple Originals. This instrument is executed in multiple originals.
          ------------------

     17.  Own Volition. The Parties further state that each of them has
          ------------
carefully read the foregoing Agreement and knows the contents thereof and has signed the same as their own free act.

     18.  Binding Effect. This Agreement shall inure to the benefit of and be
          --------------
binding upon the respective successors and assigns of each of the Parties.

     19.  Adoption by Panel. The Parties hereby request that the three
          -----------------
arbitrators comprising the panel in the Arbitration (the "Panel") sign this Agreement adopting its terms as the Panel's final and binding award or judgment as those terms are contemplated or used in Section 11 of the Employment Agreement. This Agreement may be entered and enforced by any court having jurisdiction as a judgment in accordance with the Employment Agreement, the Texas General

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Arbitration Act, Section 171.002 et seq. of the Texas Civil Practice and
Remedies Code or the Federal Arbitration Act, 9 U.S.C. Section 1 et seq. The Parties agree to expeditiously take any and all additional steps required by the Panel to effectuate this Agreement as an award or judgment of the Panel.

     EXECUTED this,  22  day of April, 1999.
                    ----


                                             /s/ Peter G. Dorflinger
                                             -----------------------------------
                                             PETER G. DORFLINGER


                                             PHYSICIANS RESOURCE GROUP, INC.


                                             By:  /s/ Michael Yeary
                                                --------------------------------
                                             Its: President
                                                 -------------------------------

     Having received and understood the terms of this Agreement, I entered into it on the terms and conditions expressed therein and waive any remaining period of twenty-one (21) days allowed for my consideration of this Agreement.

                                             By:  /s/ Peter G. Dorflinger
                                                --------------------------------
                                             Date: April 22, 1999
                                                  ------------------------------

STATE OF TEXAS      (S)
                    (S)
                    (S)
COUNTY OF HARRIS    (S)

     This instrument was acknowledged before me on this the  22  day of April
                                                            ----
1999, by Peter G. Dorflinger.
                                             /s/ Tammy S. Adams
                                             -----------------------------------
                                             Notary Public - State of Texas

               TAMMY S. ADAMS
[STAMP] NOTARY PUBLIC, STATE OF TEXAS
            MY COMMISSION EXPIRES
               APRIL 16, 2000

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STATE OF TEXAS      (S)
                    (S)
                    (S)
COUNTY OF HARRIS    (S)

     This instrument was acknowledged before me on this the  26  day of April,
                                                            ----
1999, by      Mike Yeary         ,   President         of Physicians Resource
         ------------------------  -------------------
Group, Inc., a Delaware corporation on behalf of said corporation.

                      JEU HUNG LIM           /s/ Jeu Hung Lim
          [STAMP] MY COMMISSION EXPIRES      -----------------------------------
                     APRIL 11, 2002          Notary Public - State of Texas


     We hereby adopt the terms of this Agreement as our award in Case No. 70-160-0039698, styled In the Matter of the Arbitration Between Peter G.
                       -------------------------------------------------
Dorflinger and Physicians Resource Group Inc. pending before the undersigned and
--------------------------------------------
as administered by the American Arbitration Association.

Arbitration Panel:


/s/ Lucretia Dillard
---------------------------------------
Lucretia D. Dillard, Esq. - Chairperson


/s/ Lynn Gomez
---------------------------------------
Lynn M. Gomez, Esq.


/s/ Robert C. Rice
---------------------------------------
Robert C. Rice, Esq.

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